SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2011

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York	12203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None
(Former name or former address, if changed since last report.)

Item 5.07. Submission of Matters to a Vote of Security Holders

Trans World Entertainment Corporation held its Annual Meeting of Shareholders on July 14, 2011 at which Isaac Kaufman and Michael Nahl were reelected to the Board. Each of these directors will serve a term of office of three years. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted

Proposal No. 1
Election of Directors	For	Withheld	Broker Non-Votes

Isaac Kaufman	25,949,658	186,323	5,318,548
Michael Nahl	26,087,255	48,726	5,318,548

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: July 18, 2011	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary